                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                              NORTHROP GRUMMAN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            [NORTHROP GRUMMAN LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                     NOTICE

    Notice is hereby given that the Annual Meeting of Stockholders of Northrop Grumman Corporation (the "Company") will be held on Wednesday, May 15, 1996, at 10:00 A.M. at the Museum of Flying, 2772 Donald Douglas Loop North, Santa Monica, California 90405 for the following purposes:

    (1) To elect three Class II directors to hold office for three years and until their respective successors are elected and qualified;

    (2) To consider and act upon a proposal to amend the Company's 1993 Long-Term Incentive Stock Plan;

    (3) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors;

    (4) To consider and act upon a stockholder proposal regarding foreign military sales; and

    (5) To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Stockholders of record at the close of business on March 19, 1996, are entitled to receive notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          [SIG]

                                          JAMES C. JOHNSON
                                          CORPORATE VICE PRESIDENT AND SECRETARY

1840 Century Park East
Los Angeles, California 90067
April 1, 1996

                                    IMPORTANT
      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This Proxy Statement, which is part of the accompanying Notice of Annual Meeting of Stockholders, is furnished in connection with the solicitation, by the Board of Directors of Northrop Grumman Corporation (the "Company"), of proxies to be used at the Company's 1996 Annual Meeting of Stockholders (the "Annual Meeting") and at any and all adjournments of such Annual Meeting. If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as indicated. Any person executing the proxy may revoke it prior to its exercise. Unless otherwise directed in the accompanying proxy, the persons named therein (or their substitutes) will vote FOR the election of the three director nominees listed below under "Election of Directors," FOR the proposal to amend the Company's 1993 Long-Term Incentive Stock Plan, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 1996 and AGAINST the stockholder proposal regarding foreign military sales. As to any other business which may properly come before the Annual Meeting, the named proxies will vote in accordance with their best judgment. The Company does not presently know of any other such business.

    At the close of business on February 13, 1996 there were 49,506,909 shares of Common Stock of the Company, par value $1.00 per share (the "Common Stock"), outstanding. Only holders of record of Common Stock at the close of business on March 19, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Each share of Common Stock is entitled to one vote. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

    The principal office of the Company is located at 1840 Century Park East, Los Angeles, California 90067. This Proxy Statement and the form of proxy will be sent to stockholders commencing approximately April 1, 1996.

                               VOTING SECURITIES

    The following table lists the beneficial ownership of each person or group who, as of December 31, 1995, owned to the Company's knowledge more than five percent of the Company's Common Stock then outstanding.

                                                                    AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP       CLASS
- -----------------------------------------------------------------  -----------------------  -----------
Bankers Trust Company(a).........................................      6,014,741 shares(b)      12.17%
300 So. Grand Avenue, Los Angeles, CA 90071
U.S. Trust Company of California, N.A.(c)........................      5,974,826 shares(d)      12.09%
555 So. Flower St., Los Angeles, CA 90071-2429
Wellington Management Company....................................      4,575,655 shares(e)       9.26%
75 State Street, Boston, MA 02109
FMR Corp.........................................................      3,039,396 shares(f)       6.15%
82 Devonshire Street, Boston, MA 02109
Vanguard Wellington Fund, Inc....................................      2,636,800 shares(g)       5.34%
P.O. Box 2600, Valley Forge, PA 19482

- ------------------------
(a) Bankers Trust Company is Trustee (the "Trustee") under the Northrop Corporation Employee Benefit Plans Master Trust (the "Trust").

(b) These shares are held under the Northrop Grumman Savings and Investment Plan, the relevant portion of which is an Employee Stock Ownership Plan, for the account of (but not beneficially owned by) the Trustee. The Trustee votes these shares in accordance with instructions received from the employee-participants in such Plan to whose accounts the shares have been allocated. Undirected shares are voted in the same proportion as shares for which instructions are received.

(c) U.S. Trust Company is an Investment Manager (the "Investment Manager") for the Northrop Grumman Pension Plan and the pension plans for certain divisions of the Company (the "Pension Plans"); under the Trust, the Investment Manager has responsibility for the management and control of the Northrop Grumman shares held in the Trust as assets of the Pension Plans.

(d) These shares are held for the account of (but not beneficially owned by) the Trustee. The Investment Manager has voting power over these shares, except in the event of a contested election of directors or in connection with a tender offer. In such cases the shares are voted in accordance with instructions received from eligible participants in the Pension Plans. Undirected shares are voted in the same proportion as shares for which instructions are received.

(e) This information was provided by Wellington Management Company ("WMC"). According to WMC, as of the date set forth above, WMC had shared dispositive power over 4,575,655 shares but shared voting power over only 1,090,450 shares.

(f) This information was provided by FMR Corp. ("FMR"). According to FMR, as of the date set forth above, FMR had sole dispositive power over the 3,039,396 shares but sole voting power over only 162,327 shares.

(g) This information was provided by Vanguard Wellington Fund, Inc. (the "Fund"). According to the Fund, as of the date set forth above, the Fund had sole voting power but shared dispositive power over the 2,636,800 shares.

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

    The following table sets forth the total number of shares of Common Stock beneficially owned by directors, nominees and Named Executive Officers and all directors and executive officers as a group at the close of business on February 13, 1996. Except as noted below, and subject to applicable community property and similar laws, each stockholder has sole voting and investment power with respect to the shares shown.

                                          AMOUNT AND NATURE OF   PERCENT
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP   OF CLASS
- ----------------------------------------  --------------------   --------
Jack R. Borsting........................           2,519(1)(2)      *
John T. Chain, Jr. .....................           1,894(1)         *
Jack Edwards............................           1,107(1)(3)      *
Phillip Frost...........................               0            *
Kent Kresa..............................         722,107(4)        1.46
Richard R. Molleur......................          29,071(5)         *
Aulana L. Peters........................           3,111(1)(6)      *
John E. Robson..........................           2,647(1)(7)      *
Richard M. Rosenberg....................           2,625(1)         *
Brent Scowcroft.........................           1,394(1)         *
John Slaughter..........................             894(1)         *
Wallace C. Solberg......................          68,944(8)         *
Richard J. Stegemeier...................           3,038(1)(9)      *
Richard B. Waugh, Jr....................          19,909(10)        *
Gordon L. Williams......................           1,000            *
    Total...............................         860,260           1.74
Directors and executive officers as a            945,167(11)       1.91
group...................................

- ------------------------
 *  Denotes ownership of less than 1% of the outstanding shares

(1) Includes 500 shares of Common Stock which may be acquired within 60 days after February 13, 1996, pursuant to the exercise of options.

(2) Includes 1,500 shares held in the Borsting Family Trust of which Dr. Borsting is trustee.

(3) Includes 113 shares Mr. Edwards has deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors.

(4) Includes 508,600 shares of Common Stock which may be acquired by Mr. Kresa within 60 days after February 13, 1996, pursuant to the exercise of options; 22,500 Restricted Award Shares issued pursuant to the 1987 Long Term Incentive Plan, which shares carry voting and dividend rights; 4,940 equivalent shares held as of November 30, 1995 in the Northrop Grumman Savings and Investment Plan; and 186,067 shares held by the Kresa Family Trust of which Mr. Kresa is trustee.

(5) Includes 25,500 shares which may be acquired by Mr. Molleur within 60 days after February 13, 1996, pursuant to the exercise of options; 2,750 Restricted Award Shares issued pursuant to the 1987 Long Term Incentive Plan, which shares carry voting and dividend rights.

(6) Includes 1,800 shares Ms. Peters has deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors.

(7) Includes 716 shares Mr. Robson has deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors.

(8) Includes 19,800 shares of Common Stock which may be acquired by Mr. Solberg within 60 days after February 13, 1996, pursuant to the exercise of options and 10,144 equivalent shares held as of November 30, 1995 in the Northrop Grumman Savings and Investment Plan.

(9) Includes 1,000 shares held in the Richard J. Stegemeier Family Trust of which Mr. Stegemeier and his wife are trustees; and 1,144 shares Mr. Stegemeier has deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors.

(10) Includes 13,200 shares of Common Stock which may be acquired by Mr. Waugh within 60 days after February 13, 1996, pursuant to the exercise of options; 3,005 equivalent shares held as of November 30, 1995 in the Northrop Grumman Savings and Investment Plan; and 2,877 shares held by the Waugh Family Trust of which Mr. Waugh and his wife are trustees.

(11) Includes 619,095 shares of Common Stock which may be acquired within 60 days after February 13, 1996 pursuant to the exercise of options; 34,389 equivalent shares held as of November 30, 1995 in the Northrop Grumman Savings and Investment Plan for the benefit of officers; 27,500 Restricted Award Shares, issued pursuant to the 1987 Long Term Incentive Plan, which shares carry voting and dividend rights; and 3,773 shares deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors.

                             ELECTION OF DIRECTORS

    Under the Company's Certificate of Incorporation, which provides for a classified Board of Directors, three directors in Class II will be elected at the 1996 Annual Meeting to hold office for three years until the 1999 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless instructed otherwise, the persons named in the accompanying proxy (or their substitutes) will vote the shares represented by such proxy for the election of the three Class II Director Nominees listed in the table set forth below. In case any of such nominees shall become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies (or their substitutes) shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

    Under the Company's Bylaws, a stockholder may nominate a person for election as a director at a meeting only if the stockholder has given written notice to the Corporate Secretary no later than the tenth day following the date of mailing of this Proxy Statement. The notice must include information with respect to the stockholder and the nominee required by the Bylaws including the name and address of the stockholder as they appear on the books of the Company, all information relating to the nominee required to be disclosed in the solicitation of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934 and the consent of the nominee to serve.

    The following information, furnished with respect to each of the three nominees for election as a Class II director, and each of the five Class I and four Class III directors whose terms will continue after the Annual Meeting, is obtained from the Company's records or from information furnished directly by the individual to the Company. All the nominees, including Dr. Frost who was appointed to the Board in March 1996 to fill the vacancy created by the untimely death of Ms. Barbara Jordan, are presently serving on the Board of Directors. It is the Company's policy that members of the Board of Directors are ineligible to stand for election to the Board of Directors if they will have attained age 70 by the date of the Company's Annual Meeting of Stockholders at which such election is held.

                       NOMINEES FOR DIRECTOR -- CLASS II

PHILLIP FROST,  59.  CHAIRMAN OF  THE BOARD  AND CHIEF  EXECUTIVE OFFICER,  IVAX
                     CORPORATION, A PHARMACEUTICAL COMPANY

Dr. Phillip Frost has served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation since 1987. He served as its President from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key
Pharmaceuticals, Inc. from 1972 to 1986. He is Vice Chairman of the Board of Directors of North American Vaccine, Inc., and a director of American Exploration Company, NaPro BioTherapeutics, Inc. and Whitman Medical Corp. He is a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

JOHN E. ROBSON,  65.  SENIOR  ADVISOR, ROBERTSON, STEPHENS & COMPANY, INVESTMENT
                      BANKERS.

ELECTED 1993
MEMBER  OF  THE  COMPENSATION  AND   MANAGEMENT  DEVELOPMENT  AND  THE   FINANCE
COMMITTEES.

From 1989 to 1993, Mr. John E. Robson served as Deputy Secretary of the United States Treasury. Prior to that, he was Dean and Professor of Management at the Emory University School of Business Administration from 1986 to 1989 and President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of G.D. Searle & Co., a pharmaceutical company from 1977 to 1986. From 1975 to 1977, he served as Chairman of the U.S. Civil Aeronautics Board, regulator of the airline industry. Mr. Robson earned his B.A. from Yale University in 1952 and his J.D., with honors, from Harvard Law School in 1955. He was in the U.S. Army from 1955 to 1957 and then returned to Illinois to become a partner in a major Chicago law firm. Mr. Robson became General Counsel of the Department of Transportation in 1967. In 1968, he was appointed Under Secretary of the Department of Transportation, leaving government service in 1969 to return to the private practice of law as a partner of Sidley & Austin, into which his old law firm merged. Mr. Robson is a director of Rand McNally Company, Ralin, Inc. and Security Capital Industrial Trust, a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, a Visiting Fellow at the Heritage Foundation and a Trustee of St. John's College.

JOHN BROOKS SLAUGHTER,  61.  PRESIDENT, OCCIDENTAL COLLEGE.
ELECTED 1993
MEMBER OF THE AUDIT AND THE NOMINATING COMMITTEES.

Dr. John Brooks Slaughter earned his B.S.E.E. from Kansas State University in 1956, an M.S. in Engineering from the University of California at Los Angeles in 1961 and a Ph.D. in Engineering Sciences from the University of California at San Diego in 1971. He began his career as an electronics engineer with General Dynamics Convair in San Diego in 1956. He joined the U.S. Navy Electronics
Laboratory in San Diego in 1960. In 1975, he became Director of the Applied Physics Laboratory of the University of Washington. In 1977, he was appointed Assistant Director for Astronomics, Atmospherics, Earth and Ocean Sciences at the National Science Foundation. From 1979 to 1980 he served as Academic Vice President and Provost of Washington State University. In 1980, he returned to the National Science Foundation as its Director and served in that capacity until November 1982 when he became Chancellor of the University of Maryland, College Park. In August 1988, Dr. Slaughter became President of Occidental College in Los Angeles. He is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Sciences and serves on the Board of Directors of Atlantic Richfield, Avery Dennison, Monsanto and IBM.

                        CONTINUING DIRECTORS -- CLASS I

JACK R. BORSTING,  67.  E.  MORGAN STANLEY PROFESSOR  OF BUSINESS ADMINISTRATION
                        AND  DIRECTOR  OF  THE  CENTER  FOR   TELECOMMUNICATIONS
                        MANAGEMENT, UNIVERSITY OF SOUTHERN CALIFORNIA.

ELECTED 1991
CHAIRMAN OF THE NOMINATING COMMITTEE; MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT AND THE AUDIT COMMITTEES.

Dr. Jack R. Borsting was at the Naval Postgraduate School in Monterey, California from 1959 to 1980. During his tenure at Monterey, he was professor of Operations Research, Chairman of the Department of Operations Research and Administration Science, and Provost and Academic Dean. Dr. Borsting was Assistant Secretary of Defense (Comptroller) from 1980 to 1983 and Dean of the School of Business at the University of Miami from 1983 to 1988. From 1988 to 1994, he was the Robert R. Dockson professor and Dean of the School of Business Administration at the University of Southern California, Los Angeles. He is past president of both the Operations Research Society of America and the Military Operations Research Society. He is currently a trustee of the Orthopaedic Hospital Foundation of Los Angeles and serves as a director of Whitman Medical and TROLearning.

AULANA L. PETERS,  54.  PARTNER, GIBSON, DUNN & CRUTCHER.
ELECTED 1992
CHAIRMAN OF THE EXECUTIVE AND PUBLIC POLICY COMMITTEE; MEMBER OF THE AUDIT COMMITTEE.

Aulana L. Peters joined the law firm of Gibson, Dunn & Crutcher in 1973. In 1980, she was named a partner in the firm and continued in the practice of law until 1984 when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as a Commissioner, she returned to Gibson, Dunn & Crutcher. Ms. Peters is a director of 3M, Mobil Corporation and Merrill Lynch & Co.

RICHARD M. ROSENBERG,  65.  CHAIRMAN  OF THE BOARD,  BANKAMERICA CORPORATION AND
                            BANK OF AMERICA NT & SA.

ELECTED 1991
CHAIRMAN OF THE FINANCE COMMITTEE; MEMBER OF THE NOMINATING COMMITTEE.

Richard M. Rosenberg has been Chairman  of the Board of BankAmerica  Corporation
(BAC) and Bank of America since January 1996. From May 1990 to December 1995 he was Chairman and Chief Executive Officer after having served as President since February 1990 and as Vice Chairman of the Board and a director of BAC and the Bank since 1987. Before joining BankAmerica Corporation, Mr. Rosenberg served as President and Chief Operating Officer of Seafirst Corporation and Seattle-First National Bank which he joined in 1986. Mr. Rosenberg is a retired Commander in the U.S. Navy Reserve, a director of Airborne Express Corporation, Pacific Telesis Group, Potlatch Corporation and Pacific Mutual Life Insurance Corporation and a trustee of the University of Southern California and the California Institute of Technology.

WALLACE C. SOLBERG,  64.  CORPORATE VICE PRESIDENT AND GENERAL MANAGER, MILITARY
                          AIRCRAFT SYSTEMS DIVISION.

ELECTED 1992
MEMBER OF THE EXECUTIVE AND PUBLIC POLICY COMMITTEE.

Before joining Northrop Corporation, Wallace C. Solberg was a research engineer at the Hotpoint Division of General Electric Company. In 1959 he joined Hallicrafters Company which was acquired by Northrop in 1966 and renamed the Defense Systems Division. While at Northrop he has held such positions as Manager of Engineering, Program Management, Customer Requirements and Finance before being named Vice President and General Manager of the Division in 1974. In November 1990, when Northrop integrated its three electronics operations, Mr. Solberg was named Vice President and General Manager of the new Electronics Systems Division. In 1991, he was named Corporate Vice President and General Manager of the Aircraft Division and in June 1994 he became Corporate Vice President and General Manager, Military Aircraft Division. In January 1996, when the Military Aircraft and B-2 Divisions were combined, Mr. Solberg was named Corporate Vice President and General Manager of the new Military Aircraft Systems Division.

RICHARD J. STEGEMEIER,  67.  CHAIRMAN EMERITUS OF THE BOARD OF DIRECTORS, UNOCAL
                             CORPORATION, AN INTEGRATED PETROLEUM COMPANY.

ELECTED 1990
CHAIRMAN OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE; MEMBER OF THE EXECUTIVE AND PUBLIC POLICY AND THE AUDIT COMMITTEES.

Richard J. Stegemeier joined Union Oil Company of California, principal operating subsidiary of Unocal Corporation, in 1951. Mr. Stegemeier was Chairman of the Board for Unocal Corporation from April 1989 to May 1995 and was Chief Executive Officer from 1988 to 1994. From December 1985 to June 1992 he was President and from December 1985 to July 1988 he was Chief Operating Officer. Mr. Stegemeier is a member of the National Academy of Engineering and a director of First Interstate Bancorp, Foundation Health Corporation, Halliburton Company and Outboard Marine Corporation.

                       CONTINUING DIRECTORS -- CLASS III

JOHN T. CHAIN, JR.,  61.  FORMER  EXECUTIVE VICE  PRESIDENT, BURLINGTON NORTHERN
                          SANTA FE RAILROAD COMPANY.

ELECTED 1991
MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT, FINANCE AND NOMINATING COMMITTEES.

During his military career, John T. Chain, Jr. held a number of Air Force commands. In 1978, he became military assistant to the Secretary of the Air Force. In 1984, he became the Director of Politico-Military Affairs, Department of State. General Chain has been Chief of Staff for Supreme Headquarters Allied Powers Europe, and Commander in Chief, Strategic Air Command, the position from which he retired in February 1991. In March 1991, he became Executive Vice President for Burlington Northern Railroad, serving in that capacity until October 1995. General Chain is a member of the Council on Foreign Relations. He is a director of Kemper National Corporation, RJR Nabisco, Thomas Group and Nabisco, Inc.

JACK EDWARDS,  67.  MEMBER, HAND ARENDALL, L.L.C.
ELECTED 1991
CHAIRMAN OF THE AUDIT COMMITTEE; MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT AND THE FINANCE COMMITTEES.

Jack Edwards was elected in 1964 to the U.S. House of Representatives and served in the Congress for twenty years representing the First District of Alabama. During his tenure in the House, Mr. Edwards served on the Appropriations Committee for sixteen years, including ten years as Senior Republican on the Defense Subcommittee, and sixteen years on the Transportation Subcommittee. He also served on the Banking, Finance and Urban Affairs Committee. He retired from the Congress in January 1985 and became a member of his current law firm. He is a director of Southern Company and Holnam Inc. Mr. Edwards is also a member of the Board of Trustees of the University of Alabama System.

KENT KRESA,  58.  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.
ELECTED 1987

Before joining Northrop Corporation, Kent Kresa was associated with the Lincoln Laboratories of M.I.T. and the Defense Advanced Research Projects Agency. In 1975, he joined Northrop as Vice President and Manager of the Corporation's Research and Technology Center. He became General Manager of the Ventura Division in 1976, Group Vice President of the Aircraft Group in 1982 and Senior Vice President for Technology and Development in 1986. Mr. Kresa was elected President and Chief Operating Officer of Northrop in 1987. He was named Chief Executive Officer in 1989 and Chairman of the Board in 1990. Mr. Kresa is a member of the Massachusetts Institute of Technology Visiting Committee for the Department of Aeronautics and Astronautics, a Fellow of the American Institute of Aeronautics and Astronautics, serves on the Board of Governors of the Aerospace Industries Association, the Board of Trustees of the California Institute of Technology, the CEO Board of Advisors of the University of Southern California's School of Business and on the Board of Directors of Chrysler Corporation, Atlantic Richfield Company, the Los Angeles World Affairs Council and the John Tracy Clinic.

BRENT SCOWCROFT,  71.  LIEUTENANT  GENERAL, USAF (RET.)  AND FORMER ASSISTANT TO
                       THE PRESIDENT FOR NATIONAL SECURITY AFFAIRS.

ELECTED 1993
MEMBER  OF  THE  COMPENSATION  AND   MANAGEMENT  DEVELOPMENT  AND  THE   FINANCE
COMMITTEES.

General Scowcroft served as Assistant to the President for National Security Affairs for Presidents Bush and Ford. A retired U.S. Air Force Lieutenant General, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. He also held a number of teaching positions at West Point and the Air Force Academy, specializing in political science. He received his B.S. degree from West Point, and M.A. and Ph.D. degrees from Columbia University. General Scowcroft is also a director of Pennzoil, Enron Global Power & Pipelines L.L.C. and QUALCOMM Inc.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND DIRECTORS' FEES

    The Board of Directors schedules regular meetings throughout the year. Normally, such meetings convene at the Company's principal office in Los Angeles. Provision has been made in the Bylaws for special meetings of the Board, should they be required, and for meetings of the various committees of the Board at appropriate times. In 1995, ten meetings of the Board of Directors were held. During 1996, the Board has scheduled eight regular meetings of the Board.

    The Company has an Audit Committee, a Compensation and Management Development Committee and a Nominating Committee, each of which is composed of at least three members, all of whom must be "Independent Outside Directors" as defined in the Company's Bylaws. The members of the Audit Committee are Jack R. Borsting, Jack Edwards, Aulana L. Peters, John Brooks Slaughter and Richard J. Stegemeier. The members of the Compensation and Management Development Committee are Jack R. Borsting, John T. Chain, Jr., Jack Edwards, John E. Robson, Brent Scowcroft and Richard J. Stegemeier. The members of the Nominating Committee are Jack R. Borsting, John T. Chain, Jr., Richard M. Rosenberg and John Brooks Slaughter. During 1995, the Audit Committee met four times, the Compensation and Management Development Committee met nine times and the Nominating Committee met once.

    The Audit Committee meets periodically with both the Company's independent auditors and the Company's chief internal auditor to review audit results and the adequacy of the Company's systems of internal controls. In addition, the Audit Committee recommends to the Board of Directors the appointment or discharge of the Company's independent auditors, and reviews each professional service of a non-audit nature to be provided by the independent auditors to evaluate the impact on the independence of the auditors of undertaking such added services.

    The Compensation and Management Development Committee recommends to the Board of Directors the base salary and incentive compensation of all elected officers, takes final action with respect to base salary and incentive compensation for certain other officers and key employees, and reviews the Company's compensation policies and management actions to assure the succession of qualified officers. In addition, this Committee establishes the Company's annual performance objectives under the Company's incentive compensation plans, recommends to the Board of Directors the amounts to be appropriated for awards under such plans, recommends to the Board of Directors awards under the Company's 1973 Incentive Compensation Plan (the "1973 Plan"), grants awards under and administers the Company's Long-Term Incentive Plans and recommends to the Board of Directors all compensation plans in which Company officers are eligible to participate.

    The Nominating Committee reviews candidates to serve as directors and recommends to the Board of Directors nominees for election as directors. The activities and associations of each candidate are examined to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a Northrop Grumman director is to represent the interests of the stockholders as a whole. The Committee will consider nominees recommended by stockholders if such nominations have been submitted in writing, accompanied both by a description of the proposed nominee's qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The recommendation should be addressed to the Committee in care of the Secretary of the Company. In addition, the Nominating Committee makes recommendations to the Board of Directors concerning the composition and size of the Board of Directors, candidates to fill vacancies, the performance of incumbent directors, and the remuneration of Non-Employee Directors.

    In addition, the Company has an Executive and Public Policy Committee and a Finance Committee.

    During 1995, each of the directors attended at least 75% or more of all meetings of the Board of Directors and the various committees on which they serve, with the exception of Dr. Slaughter.

    Directors are compensated for their services according to a standard arrangement authorized by resolution of the Board of Directors. An annual retainer fee of $28,000 was paid to each director and an additional fee of $1,000 was paid to each director for each Board meeting attended during 1995. Committees of the Board usually meet on the same day as the regular Board meeting. Members of each committee who attended such meetings were compensated at the rate of $1,000 for each such committee meeting. Committee chairman are compensated $3,000 per year pursuant to a retainer fee arrangement in lieu of an additional fee per meeting. If a director performed extraordinary services for the Board at the request of the Chairman of the Board or the chairman of a committee, such director was compensated at the rate of $1,000 per day. Directors are reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors or committee meetings and in performing compensable extraordinary services. Board members who are employees of the Company do not receive compensation under the above provisions.

    The 1993 Stock Plan For Non-Employee Directors provides that 30% of the retainer fee earned by each director is paid in Northrop Grumman Common Stock, issued as soon as practicable following the close of the fiscal year. In addition, directors may defer payment of all or a portion of their remaining retainer fees, Committee Chairman retainer fees and/or their Board and Committee meeting fees. Deferred compensation may either be distributed in Northrop
Grumman Common Stock, issued as soon as practicable after the close of the fiscal year, or such compensation may be placed in a Stock Unit account until the conclusion of a director-specified deferral period, a minimum of two years from the time the compensation is earned. All deferral instructions must be received prior to the performance of the services for which the director is compensated. Directors are credited with dividend equivalents in connection with the Northrop Grumman Common Stock which is distributed early in the year following the year earned or deferred into the Stock Unit account for longer periods, pending distribution. In early 1995, the Board adopted a Company stock ownership guideline for outside directors of three times the annual retainer, to be achieved within five years of joining the Board (for existing directors, five years from the date of adoption).

    The 1995 Stock Option Plan for Non-Employee Directors provides for the annual grant of an option to each non-employee director to purchase 500 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the grant date. The option has a term of ten years. If the director ceases to serve as a director, the option continues to be exercisable for the lesser of five years or the expiration of the original term of the option unless such termination is for cause in which case the option terminates when the director ceases to serve.

    The Northrop Grumman Corporation Board of Directors Retirement Plan (the "Directors Plan") provides that outside directors, as defined in the Bylaws of the Company, are eligible to receive a retirement benefit pursuant to the Directors Plan if they retire from the Board following completion of at least five or more consecutive years of service as an outside Board member. Outside directors are also eligible for benefits if they are ineligible to stand for election to the Board of Directors by virtue of the fact that they will have attained age 70 prior to the Annual Meeting of Stockholders and have not completed at least five consecutive years of service as an outside director. The annual benefit payable pursuant to the Directors Plan is equal to the annual retainer fee then being paid to active directors or such lesser amount as is provided for under the Directors Plan. Benefits are payable for ten years or less (as set forth in the Directors Plan), from the retirement date of the director. In the case of the death of a director while receiving benefits, the benefits are payable to the director's surviving spouse, as defined in the Directors Plan. In the event of a change in control, all outside directors serving on the Board at that time shall be immediately vested and entitled to an annual benefit amount for each year of consecutive service. In addition, benefits payable under the Directors Plan have been secured through the establishment of a grantor trust.

VOTE REQUIRED

    The vote of a plurality of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES FOR DIRECTOR LISTED ABOVE.

                             COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

    The Compensation and Management Development Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation applicable to employees elected as officers of the Company. The Committee is comprised exclusively of outside directors, all of whom are free of interlocking relationships with the Company.

COMPENSATION PHILOSOPHY

    Under the direction of the Committee, the Corporation has developed and implemented compensation policies and programs intended to promote the attainment of the strategic business goals of the Company. As a vital element of the Company's overall plan to accomplish its mission, its compensation approach is designed to enable recruitment and retention of executives of exceptional ability, and to concentrate their attention, energy and skill on achieving superior current performance, financial results exceeding specific thresholds, and long-term prosperous growth.

    The Northrop Grumman executive compensation program comprises a set of linked elements that include base salary, annually determined variable compensation referred to as incentive compensation or bonus, and long-term incentive based on stock ownership, appreciation and total return to shareholders. Successful accomplishment of goals tied to the business plan can produce significant individual reward. Most components of this reward are at risk and vary directly in their amount with each executive's impact on desired business results.

    The Company's administration of executive total compensation is based on both performance and competitive market considerations. Base salaries of executives are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in training, experience, skills of special value to the Company and sustained performance. Incentive compensation varies directly with Company and business element performance, and also with individual job level, scope and performance. Normalized for aforementioned individual variations, annual total cash compensation -- base salary plus incentive compensation -- will be lower than competitive market median in years of below target performance, and above competitive market median in years performance exceeds target performance. At the time of their initial grant under the 1993 Long-Term Incentive Stock Plan, the size of individual long-term incentive awards was targeted at competitive market median.

    Finally, the Committee may, from time-to-time, approve other specially targeted incentive programs and awards where it believes they will serve shareholder interests. A compensation program in this category, the Transition Project Incentive Plan was approved by the Committee in 1994.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers ("Named Executive Officers"). Qualifying performance-based compensation is not subject to the deduction limit.

    At the 1995 Annual Meeting, shareholders approved an amendment to the 1993 Long-Term Incentive Stock Plan ("Stock Plan") establishing a limit on the maximum number of shares that may be issued pursuant to stock option grants to any employee, including a Named Executive Officer. This action preserves the Company's Federal income tax deduction with respect to future grants of stock options under the 1993 Plan.

    Payments from initial grants of Restricted Performance Stock Rights ("RPSRs") under the Stock Plan, while performance determined, may not satisfy the definition of performance-based compensation under Section 162(m) and, therefore, tax deductions with respect to some compensation related to those initial grants may be lost. Accordingly, in order to preserve the Company's Federal income tax deduction with respect to future grants of RPSRs under the Stock Plan, the Board of Directors has adopted, subject to shareholder approval, an amendment to the Stock Plan establishing a limit on the maximum number of RPSRs that may be granted to any employee, including Named Executive Officers, of 133,000 over a three-year period. Depending on Company Performance, the maximum number of shares issuable pursuant to such limit is 199,500, plus shares representing dividend equivalents.

    The 1973  Incentive  Compensation Plan  ("1973  Plan") is  also  subject  to
Section 162(m) of the Code. Based upon the amount of incentive compensation to be paid to each of the Named Executive Officers, and the fact that the Chief Executive Officer has elected to defer 1995 and 1996 cash compensation to the extent that it would cause the loss of a deduction under Section 162(m), the Company does not expect to be denied a tax deduction under Section 162(m) in 1995 or 1996.

MEASUREMENT OF COMPANY PERFORMANCE

    Consistent with the business plan, management in each organizational element prepares and submits for assessment an Annual Operating Plan containing
Financial and Supplemental business goals together with defined measures and weights. Financial Goals focus on operating earnings, cash flow and shareholder value metrics. Supplemental business goals focus on such factors as new product development and new business initiatives, and also include targets in areas such as contract acquisition, productivity and quality improvement, workplace diversity, management development and environmental management. These goals are communicated within each organizational element resulting in the formation of individual performance goals specific to each salaried employee. Documented and approved in accordance with the Company's Performance Management Process, accomplishments against individual goals are evaluated on an interim basis at mid-year and, on a final basis, at year-end.

    For Named Executive Officers, three weighted Performance Measurement Factors are used to determine annual incentive awards: pre-tax return on 3-year average shareholder equity -- weighted

40%; business value creation as measured by a shareholder value metric -- weighted 40%; and Supplemental business goals such as delineated above -- weighted 20%. Associated with each financial measure is a specific numerical threshold approved by the Committee below which no credit is earned. Supplemental business goals have stated milestones, objectives and, sometimes, numerical targets also approved by the Committee. In 1995, the category of Supplemental business goals included 7 corporate goals and 24 divisional goals.

    Annually, the Committee reviews, approves and -- at its discretion -- modifies the Chief Executive Officer's written proposal of goals and numerical values for the following year within each of the three Performance Measurement Factors stated above. Performance highlights against 1995 goals can be found below in ANNUAL INCENTIVE COMPENSATION and in CHIEF EXECUTIVE OFFICER COMPENSATION.

COMPANY PERFORMANCE AND THE ELEMENTS OF COMPENSATION

    COMPETITIVE COMPENSATION INFORMATION

    In determining base salaries and incentive compensation for the Named Executive Officers, primary sources of competitive compensation information are independent surveys of industry peer companies, specifically including those in the Standard & Poor's Aerospace and Defense Index cited in the SHAREOWNER RETURN PERFORMANCE PRESENTATION following this Report and selected other companies in related industries. These primary sources include the Hewitt Associates MCS Project 777 Survey (Aerospace Segment) and the Summit Survey of Aerospace Companies.

    Competitive award guidelines contained in the Company's Long-Term Incentive Plan Guide to Administration have been determined by an independent consulting firm and adopted by the Committee.

    BASE SALARY

    At the beginning of each year, the Committee reviews, and accepts or modifies as it deems appropriate, an annual salary plan submitted by the Chief Executive Officer for the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Corporation's human resources staff under the ultimate direction of the Chief Executive Officer, based on independent market surveys of compensation and evaluation of past performance and expected future contributions of the individual executives.

    Separately, the Committee reviews the base salary of the Chief Executive Officer considering competitive compensation data and the Committee's assessment of past performance and its expectation of future contributions in leading the corporation. The Committee then presents to the Board (absent all employee-directors) its recommendations concerning both the annual salary plan for senior executives and the salary for the Chief Executive Officer. The Board approves or modifies this submission.

    The Chief Executive Officer is paid a base salary at approximately the competitive market median, measured by third-party compensation surveys of the aerospace and defense industry. Also from sources of competitive compensation information, it can be concluded that the average base salary paid by the Corporation to this executive group is within the competitive market median.

    ANNUAL INCENTIVE COMPENSATION

    Executives, including the Named Executive Officers, are eligible for incentive compensation annually under the Corporation's shareholder-approved Incentive Compensation Plan. However, no awards may be earned or paid for years in which the pre-tax return on 3-year average shareholder equity is not at least 10%, or in which no dividend is declared on common and preferred stock. The aggregate amount of awards payable may not exceed 3% of the pre-tax adjusted gross margin for that year.

    In years in which incentive compensation awards are payable, the Committee decides individual awards for the Named Executive Officers following its consideration of the Chief Executive Officer's report of overall corporate performance against the business measures delineated above in MEASUREMENT OF COMPANY PERFORMANCE. The Committee determines the size of the annual incentive awards for executive officers generally by calculating the product of individual base salary, target bonus percent based on salary grade, Unit Performance Factor and an individual performance score termed Individual

Performance Factor. The Unit Performance Factor represents the Chief Executive Officer's assessment of overall Company performance as a single numerical value that the Committee accepts or revises as it deems appropriate.

    Accompanying his performance report, the Chief Executive Officer submits recommendations to the Committee for individual incentive awards for the Named Executive Officers, except the Chief Executive Officer, which reflect their contributions to the accomplishment of annual goals and the Company's long-term business plan.

    Separately, the Committee considers an incentive compensation award for the Chief Executive Officer based on the Committee's assessment of his recent-year performance. The Committee then presents to the Board, absent all employee-directors, its recommendations concerning the incentive compensation for the Named Executive Officers, including the Chief Executive Officer. The Board considers the Committee's recommendations and approves this submission, modified as it deems appropriate.

    For 1995, performance targets for the Company's three Measurement Factors --
1) pre-tax return on 3 year average shareholder equity; 2) business value creation; and 3) supplemental business goals -- were exceeded.

    LONG-TERM INCENTIVE COMPENSATION

    During each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Executive Officers, awards under the current shareholder-approved Long-Term Incentive Stock Plan.

    The Long-Term Incentive Stock Plan provides the flexibility to grant awards spanning a number of years in a variety of forms, including stock options and restricted performance stock rights. The purpose of this form of compensation is to establish long-term performance horizons for Plan participants. By promoting ownership of Northrop Grumman stock, the Plan creates shareholder-managers interested in the long-term growth and prosperity of the Company.

    In the Company's fiscal year ended December 31, 1995, the Committee granted stock options to selected key managers and -- only to new participants in the Plan -- restricted performance stock rights. The performance variable governing the value of restricted performance stock rights is linked to Company total shareholder return compared to that of companies in the Standard & Poor's Aerospace and Defense Index cited in the SHAREOWNER RETURN PERFORMANCE PRESENTATION that follows this Report.

    In establishing grants for individuals, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed the Chief Executive Officer's recommendations for individual awards. The Committee approved awards taking into account the scope of accountability, record of achievement and contribution and anticipated future influence on company performance of each recipient.

    Awards under the Long-Term Incentive Stock Plan in 1995 were granted on November 15, 1995. Applying established guidelines for the size of annual long-term incentive awards for Named Executive Officers, actual grants of such awards in 1995 were -- overall -- below the competitive market median.

    SPECIAL RECOGNITION AWARDS

    In 1994, to strengthen Company performance in reducing operating costs over-and-above the amount committed by management in conjunction with the acquisition of Grumman Corporation (and later, Vought Aircraft Company), the Committee approved the Transition Project Incentive Plan. Effective only from July 1, 1994 through December 31, 1995, the Plan has a threshold of savings below which no compensation is earned, as well as a "cap," a savings amount above which no extra compensation is earned. All Named Executive Officers received awards in March, 1996 associated with this Plan. The amounts are reflected in the Summary Compensation Table following this Report.

DETERMINING CHIEF EXECUTIVE OFFICER COMPENSATION

    In evaluating 1995 performance of the Chief Executive Officer and setting his annual incentive compensation, the Committee noted a number of significant Company achievements. In making its final determination as to the Chief Executive Officer's 1995 annual incentive compensation, these important business results were considered by the Committee both separately and in the aggregate without assigned specific values.

    The Committee recognized that under Mr. Kresa's direction the Company rapidly and effectively integrated the assets and operations of Northrop, Grumman, and Vought into the organization. Operating efficiencies were attained that exceeded original high expectations while both customer relations and prospects for new business were strengthened. The Company's financial performance exceeded planned numerical targets and shareholders total return outstripped projections for the year.

    The Company met its commitment of delivering four B-2 aircraft to the Air Combat Command. Moreover, the Company was successful in supporting Congressional efforts on behalf of the B-2. Excellent performance on other military aircraft programs was highlighted by continued customer acclaim for the Company's performance on the F/A-18 E/F program. Northrop Grumman performance in the production of major structures for the C-17 aircraft resulted in the receipt of the McDonnell Douglas Silver Preferred Supplier Award and contributed to the Government's decision to extend production beyond the original forty units. Marking the culmination of a record of high performance in the design and fabrication of commercial aircraft structures, the Company earned continuing customer confidence with the receipt of the Boeing President's Award as Supplier of the Year and new long-term agreements for production of major sections of Boeing's 747, 757, and 767 airliners.

    Further strengthening the strategic position of the Company and its outlook for success and high performance for customers and shareholders, Mr. Kresa, with the approval of the Board, directed plans and actions that resulted, on January 3, 1996, in the Company's agreement with Westinghouse Electric Corporation for the acquisition of the Electronics Systems Group of that company. This will contribute significantly to the long-term growth of the Company, its competitive position, and the financial strength of Northrop Grumman.

    Based upon competitive market bonus practice derived from sources cited in the Competitive Compensation Information section of this report and Mr. Kresa's performance as outlined in this section, and taking into consideration Mr. Kresa's base salary, the Committee granted Mr. Kresa an incentive compensation award to recognize his 1995 performance. Following its review of the total value of incentive stock holdings (i.e., grants of stock and stock options under present and previous Long-Term Incentive Plans) and considering competitive market long-term incentive practices discussed in the Long-Term Incentive Compensation section of this report, the Committee also granted Mr. Kresa a long-term incentive award of stock options in November 1995 to both reward and motivate his continuing contributions to the future prosperity of the Company. Finally, considering his performance, the Company's expanded size and revenues, and previously cited Competitive Compensation Information, the Committee adjusted Mr. Kresa's base salary effective March 1, 1995. The Summary Compensation Table following this Report contains information detailing these actions.

    THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE:

                        RICHARD J. STEGEMEIER, CHAIRMAN
                                JACK R. BORSTING
                               JOHN T. CHAIN, JR.
                                  JACK EDWARDS
                                 JOHN E. ROBSON
                                BRENT SCOWCROFT

                                                                  MARCH 20, 1996

SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P
Aerospace and Defense Composite Index for the five year period ended December 31, 1995.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
   NORTHROP GRUMMAN CORPORATION, S&P 500 INDEX & S&P AEROSPACE/DEFENSE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             NORTHROP GRUMMAN     S&P 500 INDEX      S&P AEROSPACE/DEFENSE INDEX
1990                        100               100                              100
1991                        159               130                              120
1992                        216               140                              126
1993                        247               154                              163
1994                        289               156                              177
1995                        453               215                              291

ASSUMES $100 INVESTED AT THE BEGINNING OF THE PERIOD IN NORTHROP GRUMMAN COMMON STOCK, S&P 500 INDEX AND S&P AEROSPACE/DEFENSE INDEX.

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                             EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1995, 1994 and 1993 of those persons who were at December 31, 1995 the chief executive officer and the other four most highly compensated officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION            OTHER
                                               ---------------------------------    ANNUAL
         NAME AND PRINCIPAL POSITION           YEAR    SALARY ($)     BONUS ($)   COMPENSATION ($)
- ---------------------------------------------  ----  --------------   ----------  -----------
KENT KRESA(4)................................  1995      730,000      1,000,000
    Chairman of the Board,                     1994      700,000        850,000     56,344
    President and Chief Executive Officer      1993      675,000        450,000
GORDON L. WILLIAMS...........................  1995      238,688(5)     428,000    481,742(7)
    Corporate Vice President and               1994      120,344(6)     126,000
    General Manager, Commercial
    Aircraft Division
WALLACE C. SOLBERG...........................  1995      336,667        320,000
    Corporate Vice President and               1994      305,833        300,000
    General Manager, Military Aircraft         1993      266,667        115,000
    Systems Division
RICHARD B. WAUGH, JR.........................  1995      275,000        350,000
    Corporate Vice President and               1994      245,833        360,000
    Chief Financial Officer                    1993      225,000        136,000
RICHARD R. MOLLEUR...........................  1995      288,333(8)     330,000
    Corporate Vice President and               1994      275,000        345,000
    and General Counsel                        1993      248,000        150,000

                                                          LONG-TERM COMPENSATION
                                               --------------------------------------------

                                                          AWARDS                PAYOUTS
                                               ----------------------------  --------------
                                                                 SECURITIES
                                                 RESTRICTED      UNDERLYING
                                                    STOCK         OPTIONS/        LTIP            ALL OTHER
         NAME AND PRINCIPAL POSITION           AWARD(S) ($)(1)    SARS (#)   PAYOUTS ($)(2)   COMPENSATION ($)(3)
- ---------------------------------------------  ---------------   ----------  --------------   ------------------
KENT KRESA(4)................................             0        42,000          480,000          5,625
    Chairman of the Board,                                0        40,000                           6,000
    President and Chief Executive Officer                 0        34,400                           9,434
GORDON L. WILLIAMS...........................       485,000        10,000          267,120
    Corporate Vice President and                          0        12,000
    General Manager, Commercial
    Aircraft Division
WALLACE C. SOLBERG...........................             0        10,000          180,200          6,000
    Corporate Vice President and                          0        12,000                           6,000
    General Manager, Military Aircraft              128,700        12,000                           8,686
    Systems Division
RICHARD B. WAUGH, JR.........................             0        10,000          148,400          6,000
    Corporate Vice President and                          0        12,000                           5,997
    Chief Financial Officer                         128,700        12,000                           9,434
RICHARD R. MOLLEUR...........................             0        10,000          153,700          6,000
    Corporate Vice President and                          0        10,000                           4,350
    and General Counsel                             107,250        10,000                           6,999

- ------------------------------
(1) Restricted Stock Rights ("RSRs") granted under the 1987 Long-Term Incentive Plan (the "Plan") provide for the issuance of unrestricted Common Stock in yearly increments equal to 20% of the total grant, commencing within one year of the grant date. The entire RSR grant is therefore issued within five
    (5) years from the date of grant. Restricted stock granted under the 1993 Long-Term Incentive Plan with vesting dates of less than three (3) years were granted to G.L. Williams on August 25, 1995 for 8,000 shares. Aggregated restricted shares or rights held by Named Executive Officers, valued at December 31, 1995, were: K. Kresa 26,250 shares at $1,680,000, G.L. Williams 8,000 shares at $512,000, W.C. Solberg 2,750 shares at $176,000, R.B. Waugh, Jr., 1,600 shares at $102,400, R.R. Molleur 1,000 shares at $64,000.

(2) Awards granted pursuant to the Transition Project Incentive Plan whose performance period ended December 31, 1995.

(3) "All Other Compensation" consists of Company contributions to the Northrop Grumman Savings and Investment Plan for the Named Executive Officers.

(4) Annual Compensation in excess of $1,000,000 attributable to 1995 that would be disallowed for tax deduction under Internal Revenue Code Section 162(m) will be deferred in accordance with the Company's Executive Deferred Compensation Plan, which provides for interest on the deferred amount and payment in installments or lump sum at the election of the participant.

(5) In 1995, Mr. Williams received $196,439 pursuant to the Vought Aircraft Supplemental Executive Retirement Plan, adopted by Vought in 1992 (the "Vought Supplemental Plan") which, pursuant to his employment contract, reduced his salary in 1995 by an equal amount.

(6) Mr. Williams was elected Corporate Vice President and General Manager, Commercial Aircraft Division in September 1994. The compensation reported for 1994 reflects salary paid following the Corporation's acquisition of Vought Aircraft Company in September 1994. Mr. Williams received $21,909 pursuant to the Vought Supplemental Plan which, pursuant to his employment contract, reduced his salary in 1994 by an equal amount.

(7) Amount includes $424,018 reimbursement for payment of taxes primarily related to required reimbursement for funding of the Vought Supplemental Plan.

(8) Amount does not include $22,697 paid for vacation hours accrued but not used.

OPTION GRANTS IN LAST FISCAL YEAR

    There is shown below information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                                                                   APPRECIATION FOR
                                       INDIVIDUAL GRANTS                                           OPTION TERM (1)
- -----------------------------------------------------------------------------------------------  --------------------
                                    NUMBER OF
                                   SECURITIES        % OF TOTAL
                                   UNDERLYING      OPTIONS GRANTED    EXERCISE OR
                                     OPTIONS       TO EMPLOYEES IN       BASE       EXPIRATION
NAME                             GRANTED(#) (2)      FISCAL YEAR     PRICE ($/SH)      DATE       5% ($)     10% ($)
- -------------------------------  ---------------  -----------------  -------------  -----------  ---------  ---------
KENT KRESA.....................        42,000              5.81        $   57.00      11/15/05   1,505,826  3,816,036
GORDON L. WILLIAMS.............        10,000              1.38            57.00      11/15/05     358,530    908,580
WALLACE C. SOLBERG.............        10,000              1.38            57.00      11/15/05     358,530    908,580
RICHARD B. WAUGH, JR...........        10,000              1.38            57.00      11/15/05     358,530    908,580
RICHARD R. MOLLEUR.............        10,000              1.38            57.00      11/15/05     358,530    908,580

- ------------------------------
(1) The potential realizable value of each grant of options assuming that the market price of Northrop Grumman Common Stock from the date of the grant to the end of the option term (10 years) appreciates in value at an annualized rate of 5% and 10%.

(2) The first installment of 25% of the total grant becomes exercisable two years after the date of the grant, with 25% vesting annually thereafter.

OPTION EXERCISES AND VALUES

    Shown below is aggregated information with respect to the exercise of stock options during the year ending December 31, 1995 by each of the Named Executive Officers, and the value at December 31, 1995 of unexercised options, without stock appreciation rights.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                               NUMBER OF
                                                                              SECURITIES           VALUE OF
                                                                              UNDERLYING         UNEXERCISED
                                                                              UNEXERCISED        IN-THE-MONEY
                                                                              OPTIONS AT          OPTIONS AT
                                                                               FY-END(#)          FY-END($)
                                           SHARES ACQUIRED       VALUE       EXERCISABLE/        EXERCISABLE/
NAME                                       ON EXERCISE (#)   REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE (1)
- ----------------------------------------  -----------------  -------------  ---------------  --------------------
KENT KRESA..............................              0                0    508,600/107,800  23,242,950/1,862,850
GORDON L. WILLIAMS......................              0                0           0/22,000             0/322,000
WALLACE C. SOLBERG......................         11,000          363,000      19,800/42,200     721,050/1,000,450
RICHARD B. WAUGH, JR....................              0                0      13,200/34,200       511,575/697,450
RICHARD R. MOLLEUR......................          2,000           64,750      21,500/37,500       801,500/875,125

- ------------------------------
(1) Based on the market value at December 31, 1995 of $64.00

PENSION PLANS

    For purposes of illustration, the following table shows the amount of annual retirement benefits that would be accrued at age 65 under the Northrop Grumman Pension Plan (the "Pension Plan"), as supplemented by the Northrop Corporation ERISA Supplemental Plan I ("ERISA 1") and the ERISA Supplemental Program 2 ("ERISA 2") (collectively, the "Supplemental Retirement Plans").

   ANNUAL
   AVERAGE
COMPENSATION
  (HIGHEST                                   YEARS OF BENEFIT SERVICE
 3 YEARS OUT     --------------------------------------------------------------------------------
 OF LAST 10)        5           10          15          20          25          30          35
- -------------    --------    --------    --------    --------    --------    --------    --------
  $  100,000     $  8,300    $ 16,700    $ 25,000    $ 33,300    $ 41,700    $ 50,000    $ 50,000
     150,000       12,500      25,000      37,500      50,000      62,500      75,000      75,000
     200,000       16,700      33,300      50,000      66,700      83,300     100,000     100,000
     250,000       20,800      41,700      62,500      83,300     104,200     125,000     125,000
     300,000       25,000      50,000      75,000     100,000     125,000     150,000     150,000
     400,000       33,300      66,700     100,000     133,300     166,700     200,000     200,000
     500,000       41,700      83,300     125,000     166,700     208,300     250,000     250,000
     600,000       50,000     100,000     150,000     200,000     250,000     300,000     300,000
   1,000,000       83,300     166,700     250,000     333,300     416,700     500,000     500,000
   1,400,000      116,700     233,300     350,000     466,700     583,300     700,000     700,000
   1,800,000      150,000     300,000     450,000     600,000     750,000     900,000     900,000

Compensation covered by the plans for executive officers is substantially equivalent to salary and bonuses as reflected in the Summary Compensation Table. Benefit Service earned after January 1, 1995 in excess of 30 years will not be taken into account for accrual of retirement benefits. Benefits payable under the Supplemental Retirement Plans have been secured through the establishment of two grantor trusts. The credited years of service under the Pension Plan and Supplemental Retirement Plans of four of the five individuals named in the Summary Compensation Table are as follows: Mr. Kresa, 21 years; Mr. Solberg, 12 years; Mr. Waugh, 17 years and Mr. Molleur, 5 years. In addition, Mr. Solberg will receive an annual retirement benefit of $32,059 under a separate retirement plan of a Company division. Benefits are calculated on a straight life annuity basis, at selected compensation levels and years of service reflected in the table above. The listed benefit amounts are not subject to any reduction for Social Security benefits or other offset amounts.
- ------------------------
(1) The Company maintains a Supplemental Retirement Income Program for Senior Executives ("SRI"), under which certain employees are designated by the Board of Directors, to receive benefits in lieu of benefits otherwise payable under the Pension Plan and the Supplemental Retirement Plans. The amount of the supplemental benefit under the SRI is equal to the greater of
    1) the participant's benefit under the Pension Plan calculated without regard to the limits imposed under Sections 415 and 401(a)(17) of the Code, or 2) a fixed percentage of the participant's final average salary (which term includes bonus and is based on the highest 3 years out of last 5) equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65, in each case less the benefit allowable under the Pension Plan. Mr. Kresa, who is eligible to receive an annual benefit (estimated to be $957,511 payable at age 65, assuming continued employment and based upon estimated levels of final average salary) under SRI, is the only Named Executive Officer currently participating in SRI. SRI eligibility, in addition to designation by the Board of Directors, requires the attainment of age 55 and 10 years of vesting service. The vesting service requirement may be waived by the Chief Executive Officer.

(2) Benefits paid to Mr. Williams pursuant to the Vought Supplemental Plan are determined on an actuarial basis based on 50% of the participant's average monthly compensation (based on highest total compensation over a three year period) subject to offsets for amounts paid or payable under defined benefit retirement plans. Mr. Williams commenced receiving benefits pursuant to the Vought Supplemental Plan in 1994, and he is currently eligible to receive an annual benefit (estimated to be not less than $400,000) under this plan for life with a 50% spousal survivor benefit thereafter. Mr. Williams is the only Named Executive Officer currently participating in the Vought Supplemental Plan.

CHANGE IN CONTROL AGREEMENT

    The Company has approved new special severance agreements ("Agreements") with its executive officers, including Messrs. Kresa, Solberg, Waugh and Molleur. The purpose of the Agreements is to encourage these key executives to continue to carry out their duties in the event of the possibility of a change in control of the Company. Payments under the Agreements would be made only if there is a Change in Control of the Company and the executive's employment is thereafter terminated, within a period of 24 months other than for narrowly defined causes.

    Generally, a "Change in Control" shall be deemed to have occurred if (i) there is a consolidation or merger of the Company and the Company is not the surviving corporation or the Company's shareholders do not own more than 75% of the voting stock of the surviving corporation, (ii) there is a sale, lease or transfer of substantially all of the assets of the Company, (iii) the shareholders approve a plan or proposal for the liquidation or dissolution of the Company, (iv) any person (other than a trust established pursuant to an employee benefit plan of the Company) becomes the beneficial owner of 15% or more of the Company's outstanding stock, or (v) during any two-year period individuals who at the beginning of such period (including new directors whose election was approved by at least two-thirds (2/3) of the directors then in office or whose election was so approved) cease for any reason to be a majority of the board of directors.

    The executive shall be entitled to certain benefits upon a termination of employment within the twenty-four month period following a Change in Control except a termination of employment resulting from the executive's death, a termination by the Company for "cause" or "disability", or a termination by the executive other than for "good reason."

    In the event of a termination which requires the Company to make payments under an Agreement, the executive shall be entitled, subject to certain exceptions, to: (i) full base salary through the date of termination and any other sums owed the executive, (ii) severance pay equal to 3.0 X the executive's highest annual base salary in effect at any time through the date of termination, (iii) 3.0 X the higher of the executive's average bonus over a three year period or the target bonus for the year in which the termination occurs; (iv) medical, dental and life insurance benefits substantially similar to those which the executive was receiving as of the Change in Control for a period of 36 months, (v) all deferred and accrued bonus and vacation pay pursuant to policies in effect as of designated alternative dates, and (vi) a cash payment representing the present value of benefits accrued under the Company's supplemental and excess benefit plans (calculated as though the executive's employment had continued for three years). The Company will make a payment to the executive to ensure that the amounts received attributable to a Change in Control are not subject to net reductions due to imposition of excise taxes under Section 4999 of the Code.

MANAGEMENT CONTRACTS

    In August, 1995, the Company entered into an employment agreement with Mr. Gordon L. Williams, Corporate Vice President and General Manager, Commercial Aircraft Division. Under the Agreement, which expires August 1, 1997, Mr. Williams is entitled to an annual base salary, commencing in 1996, of $420,000 which is not offset by amounts payable under the Vought Supplemental Plan, and is eligible to participate in the Company's Incentive Compensation Plan. Pursuant to the contract, Mr. Williams received a grant of 8,000 shares of restricted stock under the Company's 1993 Plan of which 3,000 shares vested on February 16, 1996 with the remaining shares vesting on August 1, 1997.

CERTAIN TRANSACTIONS

    Mr. Edwards is a member of the law firm of Hand Arendall, LLC. This firm served as a consultant for Northrop Grumman Corporation through March 31, 1995.

    Ms. Peters is a partner of the law firm of Gibson, Dunn & Crutcher. A partner of Gibson, Dunn & Crutcher is a consultant for Northrop Grumman Corporation providing analysis and advice with respect to pending and proposed legislation, and the firm provided legal counsel in connection with the
acquisition   of  the   Electronic  Systems   Group  of   Westinghouse  Electric
Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Corporation believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995, except John E. Robson, who reported on August 15, 1995 the purchase of 27 shares on July 26, 1995.

             PROPOSAL TO APPROVE AMENDMENTS TO THE NORTHROP GRUMMAN
                1993 LONG-TERM INCENTIVE STOCK PLAN TO ESTABLISH
                   GRANT LIMITS ON SHARES AWARDED PURSUANT TO
                      RESTRICTED PERFORMANCE STOCK RIGHTS

    On February 17, 1993, the Board of Directors adopted the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "1993 Plan"), which was subsequently approved by the stockholders on May 19, 1993. In May 1995, the stockholders approved amendments to the Plan to increase the number of shares available under the Plan by 1,800,000 and to place individual grant limits on stock options. As of March 1, 1996, 2,308,315 shares of Common Stock remained available for grants of incentive awards under the 1993 Plan.

    The Board of Directors has further amended the 1993 Plan, subject to stockholder approval of the amendment, to provide for the granting of stock awards in the form of Restricted Performance Stock Rights ("RPSRs") and to impose a limit on the number of RPSRs which may be granted to a participant during any three consecutive years and to limit eligibility for any award under the 1993 Plan to key employees.

    The full text of the 1993 Plan, with the proposed amendments, is attached to this Proxy Statement as Exhibit A. Principal features are described below, but such description is qualified in its entirety by reference to the text. Except as otherwise described herein, all other provisions of the 1993 Plan are not materially changed.

ESTABLISHMENT OF AN INDIVIDUAL GRANT LIMIT

    To comply with final regulations under Section 162(m) of the Code, the Board has amended the 1993 Plan to establish a limit of 133,000 on the number of RPSRs which may be awarded during any three consecutive years under the 1993 Plan to an eligible employee. Pursuant to this limitation, the maximum amount of shares an eligible employee could receive pursuant to such awards is 150% of such limit (199,500 shares) plus the number of shares distributable as dividend equivalents on earned RPSRs for the period of time the RPSRs were outstanding.

    Section 162(m) of the Code and the regulations adopted thereunder generally would disallow the Company a Federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation exceeds $1,000,000 in any year excluding certain performance-based compensation. Compensation expense attributable to the RPSRs granted under the 1993 Plan would be excludable as performance-based compensation only if the 1993 Plan includes the proposed limit on the number of RPSRs with respect to which awards may be made to any one employee in a specified period and the material terms of the performance goal is disclosed to and subsequently approved by the shareholders. Pursuant to the 1993 Plan, certain other stock awards may also be granted which will not comply with the regulations proposed under Section 162(m), in which case the compensation paid thereto would not constitute excludable performance-based compensation for purposes of Section 162(m).

1993 PLAN DESCRIPTION

    The primary objectives of the 1993 Plan are to: (1) link significant ownership-creating opportunities for key employees to successful execution of strategic business goals and growth in stockholder value; (2) create the energy, enthusiasm and incentive to position the Corporation for sustained growth; (3) retain outstanding performers and those with critical skills; and (4) support a philosophy of fairness, reasonableness and pay for results.

    The 1993 Plan is administered by the Company's Compensation and Management Development Committee (the "Committee") consisting of at least three non-employee members of the Board of Directors who qualify as disinterested directors under Rule 16b-3. The Committee, in addition to selecting participants, is empowered, within certain limitations set forth in the 1993 Plan, to determine the number of shares to be covered by awards and the terms (including form of settlement) of all awards. The Committee also interprets, makes rules, regulations and determinations, and otherwise administers the 1993 Plan to carry out its intent. No amendment to the 1993 Plan, which would increase the number of shares available for issuance thereunder (other than for changes in the corporate structure explained below)or would otherwise cause the 1993 Plan not to comply with Rule 16b-3, may be effected without the approval of stockholders.

    Any key employee of the Company (or of any subsidiary or other entity which the Committee determines meets the 1993 Plan eligibility requirement) is eligible to receive awards. While the concept of a "key employee" is necessarily and intentionally flexible, approximately 300 employees are considered eligible at this time. Awards received under the 1993 Plan by the Named Executive Officers in 1995, 1994 and 1993 are disclosed in the Summary Compensation Table. Under the 1993 Plan, all executive officers as a group have received options to purchase 430,900 shares and all employees (including current officers who are not executive officers) as a group have received options to purchase 2,627,600 shares.

    The 1993 Plan terminates as of the fifth anniversary of stockholder approval, unless terminated by the Board of Directors at an earlier date or extended to a later date by stockholder vote. Subject to appropriate adjustment in the event of certain changes in the Company's corporate structure, including stock dividends, recapitalizations, mergers or similar transactions or events, as determined by the Committee, the number of shares of Common Stock of the Company available for issuance under the 1993 Plan is 4,100,000, plus any shares which are available but not issued under the Prior Plans (as defined in the 1993
Plan), plus any shares which are forfeited back to the Company or used by a participant as payment, whether full or partial, in connection with the exercise of a stock option or other award. Where an award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall be charged against the maximum number of shares that may be issued. The closing price of Common Stock on March 1, 1996, as reported on the New York Stock Exchange, was $62 per share.

    The 1993 Plan provides for three general types of stock incentive awards, as follows:

    STOCK OPTIONS: The Committee may award non-qualified stock options or incentive stock options ("ISOs") which qualify for specified tax status under
Section 422 of the Code. A stock option entitles the recipient to purchase a specified number of shares of Common Stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares covered by a stock option may not be less than 100% of fair market value on the date the option is awarded, except that in situations where a non-qualified option is awarded retroactively in tandem with or as substitution for another award, the purchase price may be the same as the purchase or designated price of the other award. There are statutory limits on the number of shares for which ISOs may be awarded to any participant. Currently, the aggregate fair market value of such ISO shares (determined at the time the option is awarded) may not exceed $100,000 for all shares covered by options awarded to a participant which become exercisable for the first time in any calendar year.

    STOCK APPRECIATION RIGHTS: A stock appreciation right ("SAR") permits its recipient, subject to such terms and conditions as the Committee may set for each award, to receive in shares, cash or a combination of both, an amount up to the positive aggregate difference, if any, between the value of the covered shares, based on the closing price as of the exercise date, and the designated price of a specified number of shares. The designated price of the SARs may be not less than the closing price of the Common Stock on the date of award, except that if a SAR is awarded retroactively in tandem with or in substitution for another award, the designated price may be the same as the purchase or designated price of the other award.

    STOCK AWARDS: The Committee may award to selected participants shares of Common Stock or share equivalents under such terms and conditions as it may determine. These awards may require that the recipients remain in the Company's employ for specified future periods of time for the shares or share equivalents to vest. Additionally, the Committee may require that the awards vest only if certain levels of shareholder returns or other measurable financial performance, determined in advance, are achieved. Stock awards also may be used by the Committee as a form of payment to key employees for salary or for incentive compensation awarded under other Company plans (e.g., annual incentives).

    Any awards under the 1993 Plan may carry dividend or dividend equivalent rights as determined by the Committee. Further, the Committee is empowered to permit participants to defer award payments and settlements under such terms as it may unilaterally establish.

    Generally, all awards under the 1993 Plan are non-transferable except by will or in accordance with the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of a participant, awards may be exercised only by such participant, and the Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist upon the participant's death. In the event of a change in control of the Company, all outstanding stock options and restricted stock awards vest immediately; RPSRs vest on a pro-rata basis (with an earnout based on actual performance).

    Awards granted under the 1993 Plan include (1) non-qualified stock  options,
(2) stock awards and (3) RPSRs.

    An RPSR is a right to receive a share of Company stock on a specified future date conditioned upon continued employment and the change in the Company's Total Shareholder Return ("TSR") compared to that of Peer Companies as a group. RPSRs can be earned over the five-year Performance Period. The number earned versus the number granted will be determined by measurement at the end of the Performance Period of changes in the Company TSR compared to that of Peer Companies as a group. This will occur by taking the value of a theoretical $100 investment in the Company and a $100 investment in Peer Companies (as a portfolio) at the start of the Performance Period at the Base Period Price and comparing it to the value of those investments at the end of the Performance Period. TSR equals the value at the end of the Performance Period of $100 invested in a company's stock at the company Base Period Price at the beginning of the Performance Period, with dividends reinvested and converted into additional shares of stock. The Performance Period for earning RPSRs is the five full calendar years following the initial Date of Grant. The Base Period is the immediate three calendar years preceding a Performance Period. The Base Period Price for the Company and each Peer Company is the average of the year-end closing stock prices for the three-year period preceding the Performance Period. Peer Companies are those that comprise the Standard & Poor's (S&P) Aerospace/Defense Group.

    Under present Federal income tax law, the Company believes that the award of a stock option or SAR generally creates no Federal tax consequences for the recipient or the Company. In general, the optionee has no Federal taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising a non-qualified stock option, the recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company generally will be entitled to a deduction for the same amount. The tax consequences to a recipient on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a non-qualified stock option. Generally, there are no Federal income tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

    With respect to other awards made under the 1993 Plan that are settled in cash, stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the shares or other property received at that time, and the Company generally will be entitled to a deduction for the same amount. Under present Federal income tax law, the Company believes that the recipient of RPSRs granted under the 1993 Plan must recognize ordinary income equal to the fair market value of the shares received on the payment date of such shares. Dividend equivalents earned on RPSRs also constitute ordinary income when such dividends are paid at the end of the five-year performance period. The Company generally will be entitled to a deduction equal to the ordinary income recognized by the recipient. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, unless a special election to be taxed is made, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, over the amount (if any) paid by the participant, and the Company will be entitled to a deduction for the same amount at that time. Different Federal income tax rules may apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934.

    The preceding discussion is only a general summary of certain Federal income tax consequences arising from participation in the 1993 Plan and should not be used for a determination of an individual's unique tax situation. It is suggested that the individual consult with a tax advisor regarding the application of Federal, state and local tax laws to his/her particular situation.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors recommends that the stockholders ratify the Board's appointment of Deloitte & Touche LLP as the independent auditors of the Company for 1996. Deloitte & Touche LLP served the Company as its independent auditors for 1995. Should the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors will consider this an indication to select other auditors for the following year.

    A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be offered an opportunity to make a statement if he so desires. He will also be available to answer appropriate questions from stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the annual meeting (with each share entitled to one vote), is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              STOCKHOLDER PROPOSAL

    The proponent of a stockholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address and number of shares held by the proponent will be furnished by Northrop Grumman, orally or in writing as requested, promptly upon receipt of any oral or written request therefor, directed to the Corporate Secretary. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after the proposal.

PROPOSAL

WHEREAS in fiscal year 1994, the United States controlled 65-70% of the world's arms market, delivering $12 billion in weapons. Since the fall of the Berlin Wall, the U.S. delivered over $62 billion in weapons--almost half of total worldwide exports. ("Arms Trade News," 7/95)
WHEREAS the last three times the U.S. sent troops into combat in significant numbers, in Panama, Iraq and Somalia, they faced adversaries that received U.S. weapons or military technology in the period leading to the conflict. U.S. weapons supplied to anti-Communist rebels in Angola and Afghanistan under the Reagan Doctrine have been used for devastating civil wars; in the Afghan case, U.S.-supplied Stinger missiles turned up on the International black market as prized items sought by all manner of rebel groups and terrorist organizations. ("Sale of the Century," COMMONWEAL, William D. Hartung, 6/20/94)
          "U.S. Weapons at War: United States Arms Deliveries to Regions of Conflict, (World Policy Institute, 1995) shows the U.S. was a major arms supplier in one-third of the 50 ethnic and territorial conflicts currently raging. The study says some 45 parties involved in the conflicts purchased over $42 billion in U.S. arms in the last ten years.
WHEREAS our company ranked 3 among Department of Defense leading 100 corporations and has been a leading contractor for foreign military sales.
RESOLVED the shareholders request the Board of Directors to provide a comprehensive report on Northrop Grumman's foreign military sales. The report, prepared at reasonable cost, should be available to all shareholders by December, 1996, and may omit classified and proprietary information.

STOCKHOLDER SUPPORTING STATEMENT

    Global security is security of people. The cold-war notion of using arms sales to maintain balances of power or support allies has been discredited by 1990s experience, when alliances, governments and boundaries in large parts of the world are in flux.

    We are disturbed at industry's claims and lobbying efforts asserting the only way to keep jobs is to promote foreign military sales. We believe such statements are inconsistent with co-production agreements and transfer of technology to foreign companies. Offset arrangements on major sales often give business to overseas suppliers. Contracts with foreign companies/governments have harsh repercussions on U.S. workers during times of accelerated down-sizing of our workforce.

    Therefore, it is reasonable for shareholders to ask:

    1.  Criteria used to promote foreign military sales.

    2. Procedures used to negotiate sales directly with foreign governments or through the U.S. government. For example, what determines which weapons are direct commercial arms sales and what must be negotiated through the Pentagon? What percentage is commercial arms sales and what is foreign military sales?

    3. Categories of military equipment exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

    4. Analysis of legislation establishing a code for U.S. arms transfers, e.g. no sales to governments that violate human rights of their own citizens, engage in aggression against neighbors, come to power through undemocratic means or ignore international arms-control arrangements.

MANAGEMENT'S POSITION

    Northrop Grumman sells military equipment and services only in compliance with stringent United States regulations that control where products can be sold overseas and what products may be exported. Further, a report on procedures used to negotiate sales would be disadvantageous to the Company through the revelation of business information, the disclosure of which may not be in the best interest of the Company and its shareholders. The Company believes that the comprehensive report requested would only be of interest and use to a small number of shareholders.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                                 MISCELLANEOUS

VOTING ON OTHER MATTERS

    Management is not aware of any matters not referred to herein that will be presented for action at the Annual Meeting. Assuming a stockholder complies with the Bylaw requirement to notify the Company no later than the tenth day following the date of mailing this Proxy Statement of the intent to present any matter for action and that the matter is a proper item of business for shareholder action, the matter would be entitled to be voted upon at the meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons authorized to vote them.

PROPOSAL OF STOCKHOLDERS

    Copies of proposals which stockholders of the Company wish to be included in the Company's proxy statement relating to its Annual Meeting to be held in 1997 must be received by the Company no later than December 1, 1996.

    Copies of such proposals of stockholders should be sent to the Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067.

COST OF SOLICITING PROXIES

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will, where appropriate, be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. The Company has retained Georgeson & Company Inc. of New York to aid in the solicitation of proxies at an estimated fee of $10,000 plus reasonable disbursements. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for stockholders and employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

                                          James C. Johnson
                                          CORPORATE VICE PRESIDENT AND SECRETARY

April 1, 1996

    NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K ON FEBRUARY 22, 1996. SHAREHOLDERS OF RECORD ON MARCH 19, 1996, MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE BY DIRECTING A REQUEST TO THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

                                                                       EXHIBIT A

              NORTHROP GRUMMAN 1993 LONG-TERM INCENTIVE STOCK PLAN

1. PURPOSE

    The purpose of the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of Northrop Grumman Corporation (the "Company") and to increase shareholder value by providing its officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective. Additionally, the Company believes the Plan will assist in attracting and retaining in its employ outstanding people of training, experience and ability.

2. TERM

    The Plan shall become effective upon the approval by the stockholders of the Company. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall terminate at the close of business on the fifth anniversary of such stockholder approval. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. PLAN ADMINISTRATION

    A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of three or more non-employee members of the Board who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rule. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event, however, shall the Committee or its designee have the right to cancel outstanding stock options for the purpose of replacing or regranting such options with a purchase price that is less than the purchase price of the original option.

4. ELIGIBILITY

    Any key employee of the Company shall be eligible to receive one or more awards under the Plan. "Key Employee" shall also include any former key employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN AND GRANT LIMITS

    (a) Subject to Section 6 of the Plan, the aggregate number of additional shares of common stock of the Company ("Common Stock") which may be issued or transferred pursuant to awards under the Plan, or reserved for such issuance or transfer, shall not exceed 4,100,000 shares. In addition, (i) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the Company's 1981 and 1987 Long-Term Incentive Plans (the "Prior Plans") and which are not thereafter issued; (ii) any shares of Common Stock which are forfeited back to the Company under the Plan or the

Prior Plans; and (iii) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan or the Prior Plans, shall be available for issuance under the Plan.

    (b) In no  event, however, except  as subject to  adjustment as provided  in
Section 6 shall more than 1,800,000 shares of Common Stock be cumulatively available for issuance pursuant to stock awards granted under Section 8(c) of the Plan.

    (c) In instances where a stock appreciation right ("SAR") or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall nevertheless be deemed issued and shall no longer be available for issuance under the Plan. However, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act, be counted against the shares available for issuance under the Plan.

    (d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

    (e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants hereunder exceed 400,000 shares and in no event shall the total number of Restricted Performance Stock Rights ("RPSRs") which may be granted to any eligible participant during any three consecutive years exceed 133,000 (maximum 199,500 shares of common stock) plus the number of shares distributable as dividend equivalents on earned RPSRs for the period of time the RPSRs were outstanding.

6. ADJUSTMENTS AND REORGANIZATIONS

    Other than in a change of control, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan;
(b) the Grant Limits established under the Plan; (c) each outstanding award made under the Plan; and (d) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

    If the Company undergoes a Change in Control, as defined herein, (i) all outstanding grants and awards under the Stock Option provisions of this Plan shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and such options shall be fully exercisable upon such Change in Control; (ii) all outstanding grants and awards of SARs under this Plan shall vest fully and completely, any and all restrictions on such SARs shall lapse, and such SARs shall be converted completely into cash at a price per share-unit equal to the higher of (x) the highest price paid for a share of the Company's common stock, as reported in the New York Stock Exchange Composite Transactions, during the 120 days prior to and including the date of the Change in Control, and (y) the highest price paid (on a national stock exchange or as quoted in the NASDAQ National Market Issues) for a share of stock of the corporation or other entity with which or into which the Company is merged, or if such corporation or other entity is not publicly traded, then the highest price paid on an exchange or as quoted in the NASDAQ National Market Issues for a share of stock of a publicly traded corporation or other entity that owns 50% or more (directly or indirectly) of such corporation or other entity on the date of the Change in Control; and (iii) all outstanding grants and awards under the Stock Awards provision of this Plan, other than RPSRs, shall immediately vest fully and completely, and all restrictions shall lapse and (iv) with respect to RPSRs, all outstanding awards shall vest and the number of shares to be issued, as of the date of the Change in Control, to each holder of a restricted performance stock right shall be computed by multiplying (x) the number of RPSRs received by that individual by (y) the actual percentage of performance conditions established for such grant or award that has been achieved to the date of the Change in Control.

    For purposes of this Section 6, "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisified:

         (i) Any Person (other than those Persons in control of the Company as of November 15, 1995, or other than a trustee or fiduciary holding securities under an employee benefit plan of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities and for purposes of this section, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) and for purposes of this subsection (i) "person" or "group" shall not include underwriters acquiring newly-issued voting shares (or securities convertible into voting shares) directly from the Company with a view to distribution; or

        (ii) During any period of two (2) consecutive years (not including any period prior to November 15, 1995), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

        (iii) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all of the Company's assets in one or a series of related transactions; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

7. FAIR MARKET VALUE

    Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the "Exchange") for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8. AWARDS

    The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

        (a) Stock Options -- A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be in the form of an incentive stock option

    ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including
    (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new option when the exercise price has been paid for by tendering shares of Common Stock to the Company. This new option grant would cover the number of shares tendered with the option purchase price set at the then current Fair Market Value and would never extend beyond the remaining term of the originally exercised option.

        (b) SARs -- A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

        (c) Stock Awards -- An award made or denominated in stock or units of stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Stock Awards may include RPSRs. An RPSR is a right to receive a share of Company stock on a specified future date conditioned upon continued employment and the change in the Company's Total Shareholder Return ("TSR") compared to that of Peer Companies as a group. RPSRs can be earned over the five-year Performance Period. The number earned versus the number granted will be determined by measurement at the end of the Performance Period of changes in Northrop Grumman TSR compared to that of Peer Companies as a group. This will occur by taking the value of a theoretical $100 investment in Northrop Grumman and a $100 investment in Peer Companies (as a portfolio) at the start of the Performance Period at the Base Period Price and comparing it to the value of those investments at the end of the Performance Period. TSR equals the value at the end of the Performance Period of $100 invested in a company's stock at the company Base Period Price at the beginning of the Performance Period, with dividends reinvested and converted into additional shares of stock. The Performance Period for earning RPSRs is the five full calendar years following the initial Date of Grant. The Base Period is the immediate three calendar years preceding a Performance Period. The Base Period Price for the Company and each Peer Company is the average of the year-end closing stock prices for the three-year period preceding the Performance Period. Peer Companies are those that comprise the Standard & Poor's (S&P) Aerospace/Defense Group.

9. DIVIDENDS AND DIVIDEND EQUIVALENTS

    The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. DEFERRALS AND SETTLEMENTS

    Payment of  awards may  be  in the  form of  cash,  stock, other  awards  or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. TRANSFERABILITY AND EXERCISABILITY

    All awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or unless otherwise determined by the Committee. However, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. AWARD AGREEMENTS

    Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13. PLAN AMENDMENT

    The plan may only be amended by a disinterested majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or otherwise cause the Plan not to comply with Rule 16b-3, or any successor rule, under the 1934 Act.

14. TAX WITHHOLDING

    The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any Federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

    Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. UNFUNDED PLAN

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17. FUTURE RIGHTS

    No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

18. GOVERNING LAW

    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

19. SUCCESSORS AND ASSIGNS

    The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

20. RIGHTS AS A SHAREHOLDER

    Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.

       [Graphic of map displaying directions to Annual Meeting location]

Traveling WEST on the Santa Monica        Traveling EAST on the Santa Monica
Fwy. (10): Exit at Bundy Dr. South.       Fwy. (10): exit at Centinela. Turn
Take Bundy South to Ocean Park Blvd.      right onto Pico Blvd. Continue to 28th
Turn right on Ocean Park and continue     Street. Turn left onto 28th Street.
to 28th Street. Turn left on 28th.

PROXY                                                           NORTHROP GRUMMAN

                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1996

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. R. Molleur and J. C. Johnson, and each of them, proxies of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of Northrop Grumman Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Museum of Flying, 2772 Donald Douglas Loop North, Santa Monica, California, on May 15, 1996 at 10:00 A.M., and at any adjournments thereof, with all the powers the undersigned would possess if personally present and voting, as specified below, and in their discretion on any other matters that may properly come before the Meeting.

Election of Directors: Nominees P. Frost, J. Robson, J. Slaughter.

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING.


                 (Continued and to be Signed on the other side)


- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               /x/  PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED,
              THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


Proposal 1 - Election of Class II directors to hold office  for three years and until their respective successors  are elected and qualified.

              FOR   / /     WITHHELD   / /

             WITHHELD for the following nominee(s) only, write name(s) below:
             ________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             FOR   / /       AGAINST  / /        ABSTAIN   / /

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the
             Company's independent auditors.

             FOR   / /       AGAINST  / /        ABSTAIN   / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Proposal 4 - Stockholder Stock regarding foreign military sales.

             FOR   / /       AGAINST  / /        ABSTAIN   / /


Signature(s)                                                Date
            -------------------------------------------          ---------------

Note: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
- --------------------------------------------------------------------------------

PROXY                                                           NORTHROP GRUMMAN
- --------------------------------------------------------------------------------
                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1996
- --------------------------------------------------------------------------------
Just a reminder, the annual meeting will be held:

    DATE:      May 15, 1996
    TIME:      10:00 A.M.
    LOCATION:  Museum of Flying
               2772 Donald Douglas Loop North
               Santa Monica, California

PLEASE RETURN YOUR PROXY PROMPTLY.

                                NORTHROP GRUMMAN

                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1996

               CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY, TRUSTEE FOR THE NORTHROP GRUMMAN SAVINGS AND INVESTMENT PLAN

     Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Grumman Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Grumman Corporation to be held May 15, 1996 at 10:00 A.M., and at all adjournments thereof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

Election of Directors: Nominees P. Frost, J. Robson, J. Slaughter.



                 (Continued and to be Signed on the other side)



- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               /x/  PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED,
              THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


Proposal 1 - Election of Class II directors to hold office for three years and until their respective successors are elected and qualified.

             FOR  / /       WITHHELD  / /

             WITHHELD for the following nominee(s) only, write name(s) below:
             ________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the
             Company's independent auditors.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Proposal 4 - Stockholder proposal regarding foreign military sales.

             FOR  / /       AGAINST  / /        ABSTAIN  / /


Signature(s)                                                Date
            --------------------------------------------         ---------------

Note: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
- --------------------------------------------------------------------------------
INSTRUCTION CARD                                                NORTHROP GRUMMAN
- --------------------------------------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.

                                        Kent Kresa
                                        Chairman, President and
                                        Chief Executive Officer


PLEASE RETURN YOUR PROXY PROMPTLY.

                                NORTHROP GRUMMAN

                   ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1996

               CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY,
       TRUSTEE FOR THE VOUGHT AIRCRAFT SALARIED SAVINGS AND INVESTMENT PLAN

     Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Grumman Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Grumman Corporation to be held May 15, 1996 at 10:00 A.M., and at all adjournments thereof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

Election of Directors: Nominees P. Frost, J. Robson, J. Slaughter.



                 (Continued and to be Signed on the other side)



- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               /x/  PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS

       THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED,
       THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


Proposal 1 - Election of Class II directors to hold office for three years and until their respective successors are elected and qualified.

             FOR  / /       AGAINST  / /

             WITHHELD for the following nominee(s) only, write name(s) below:
             ________________________________________________________________

Proposal 2 - Proposal to amend the 1993 Long Term Incentive Stock Plan.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the
             Company's independent auditors.

             FOR  / /       AGAINST  / /        ABSTAIN  / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Proposal 4 - Stockholder proposal regarding foreign military sales.

             FOR  / /       AGAINST  / /        ABSTAIN  / /


Signature(s)                                                Date
            --------------------------------------------         ---------------

Note: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
- --------------------------------------------------------------------------------
INSTRUCTION CARD                                                NORTHROP GRUMMAN
- --------------------------------------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.

                                        Kent Kresa
                                        Chairman, President and
                                        Chief Executive Officer


PLEASE RETURN YOUR PROXY PROMPTLY.